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                                                                     Exhibit 8.2

                               August ___, 1998

To the Parties Listed on Schedule A

          Re: Deutsche Recreational Asset Funding Corporation
              Registration Statement on Form S-3
              Registration No. 333-56303; as Amended by
              Amendment Nos. 1 and 2

Gentlemen:

          We have acted as Special State Tax Counsel to Deutsche Recreational Asset Funding Corporation (the "Company") in connection with the Company's Registration Statement filed on Form S-3 (Registration No. 333-56303) and dated June 8, 1998, as amended by Amendment No. 1 dated August 12, 1998, and Amendment No. __ dated August ___, 1998 (collectively the "Registration Statement"). You have asked our opinion with respect to certain State and local tax matters contained in various Prospectuses and various Prospectus Supplements which are included as exhibits to the Registration Statement (each such Prospectus and Prospectus Supplement being hereinafter referred to as the "Prospectus"). We understand that Amendment No. 2 to the Registration Statement will be filed with the Securities and Exchange Commission on ____________ ___, 1998.

          In our opinion, the description of the California, Illinois and Missouri income tax aspects of the offering contained in the Prospectus under the heading "State and Local Tax Consequences" is an accurate description of certain California, Illinois and Missouri tax consequences of the Trust and the holders of the Certificates and Notes, described therein.

          Our opinion is based on the Statutes of California, Illinois and Missouri, rules and regulations promulgated thereunder, and interpretations thereof existing on this date. Our opinion represents judgments concerning complex issues and is not binding upon any taxing authority. No assurance can be given that the California, Illinois or Missouri tax treatment described in the Prospectus will not be challenged, or that any such challenge would not be successful.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Bryan Cave LLP in the Prospectus under the heading "State and Local Tax Consequences."

                                              Very truly yours,



                                              BRYAN CAVE LLP
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                                  Schedule A


     Deutsche Bank Securities Inc.
     31 West 52nd Street
     New York, NY 10019


     Deutsche Financial Services Corporation
     655 Maryville Centre Drive
     St. Louis, MO 63141


     Ganis Credit Corporation
     660 Newport Center Drive
     Newport Beach, CA 92660


     Deutsche Recreational Asset Funding Corporation
     665 Maryville Centre Drive
     St. Louis, MO 63141